UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 22, 2013

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement

The description of the amendment to the Credit Agreement under Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03.                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 22, 2013, Global Operating LLC, a Delaware limited liability company (“OLLC”), Global Companies LLC, a Delaware limited liability company (“Global”), Global Montello Group Corp., a Delaware corporation (“Montello”), Glen Hes Corp., a Delaware corporation (“Glen Hes”), Chelsea Sandwich LLC, a Delaware limited liability company (“Chelsea LLC”), GLP Finance Corp., a Delaware corporation (“Finance”), Global Energy Marketing LLC, a Delaware limited liability company (“GEM”), Global Energy Marketing II LLC, a Delaware limited liability company (“GEM II”) and Alliance Energy LLC, a Massachusetts limited liability company (“Alliance,” and, collectively with OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM and GEM II, the “Borrowers”), Global Partners LP, a Delaware limited partnership (the “MLP”), Global GP LLC, a Delaware limited liability company (the “GP” and, together with the MLP, the “Original Guarantors”), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, entered into a Tenth Amendment to Amended and Restated Credit Agreement (the “Tenth Amendment”), which amended the Amended and Restated Credit Agreement dated May 14, 2010 (as amended, the “Credit Agreement”) to permit the Loan Parties (as defined in the Credit Agreement) to enter into one or more transactions pursuant to which the Loan Parties may sell certain of its accounts receivables and to amend certain provisions of the Credit Agreement in connection therewith.

Pursuant to the Tenth Amendment, and in connection with any agreement by and between a Loan Party and a Lender or affiliate thereof (an “AR Buyer”) pursuant to which a Loan Party may sell certain of its accounts receivables to an AR Buyer (the “Receivables Sales Agreement”), the Loan Parties must immediately deliver written notice to the Administrative Agent upon (i) the selling of any such accounts receivable to an AR Buyer, (ii) the Loan Party having to repurchase any accounts receivable sold or otherwise having to refund all or any portion of the proceeds received by such Loan Party, or (iii) the termination of any Receivables Sales Agreement.

Also pursuant to the Tenth Amendment, the Loan Parties are permitted to sell or transfer any account receivable to an AR Buyer only to the extent that (i) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing or would exist after giving effect to any such sale or transfer; (ii) such accounts receivable are sold for cash; (iii) the cash purchase price to be paid to the selling Loan Party for each account receivable is not less than the amount of credit such Loan Party would have been able to get for such account receivable had such account receivable been included in the Borrowing Base (as defined in the Credit Agreement) or, to the extent such account receivable is not otherwise eligible to be included in the Borrowing Base, then the cash purchase price to be paid is not less than 85% of the face amount of such account receivable; (iv) such account receivable is sold pursuant to a Receivables Sales Agreement; (v) the Loan Parties have complied with the notice requirement set forth in the Credit Agreement; (vi) neither the AR Buyer nor the Administrative Agent has delivered any notice of a termination event; (vii) the aggregate amount of the accounts receivable sold to one or more AR Buyers which has not yet been collected will not exceed $75,000,000 at any time; and (viii) the cash proceeds received from the applicable Loan Party in connection with such sale will be used to immediately repay any outstanding WC Loans (as defined in the Credit Agreement).

All other material terms of the Credit Agreement remain the same as disclosed in the MLP’s Annual Report on Form 10-K for the year ended December 31, 2012. The foregoing description of the Tenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Tenth Amendment, a copy of which is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

10.1

Tenth Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2013, by and among the Borrowers, the Original Guarantors, the Lenders and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: March 28, 2013	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Tenth Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2013, by and among the Borrowers, the Original Guarantors, the Lenders and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer.